UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 31, 2013
US Tungsten Corp.
(Exact name of registrant as specified in its charter)
Nevada	333-151702	77-0721432
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
871 Coronado Centre Drive, Suite 200, Henderson, NV 89052
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(702) 940-2323
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 31, 2013 we entered into an agreement with Dykes Geologic Systems Limited as a contractor for our Montana Tungsten project.  Under the agreement Dykes Geologic will manage and control the staking of our claims in the Browne Lake and Greenstone areas of Montana.  As consideration, we will pay to Dykes Geologic $27,500 for staking of the Browne Lake area, of which $25,000 will be advanced initially, with the balance due at completion.  Once completed, and should our company wish to proceed with the staking of the Greenstone area we will be required to pay to Dykes Geologic $15,000.  In addition, we have agreed to provide 100,000 shares of our common stock to Dykes Geologic.

Effective February 2, 2013 we entered into a letter of credit with a non-US person wherein they will loan our company up to $1,000,000 by way of periodic advances at our request for a period of one year.  The loan amounts will be convertible into shares of common stock of our company at a rate of $0.30 per common share and shall bear annual interest of 5%.  Upon full conversion of the amount outstanding under the letter of credit, we will issue to Themis Partners a three year warrant to purchase up to an additional 2,000,000 restricted common shares at an exercise price of $0.80 per warrant share.

Effective February 11, 2013 we entered into a letter of engagement with 1830012 Ontario Ltd. (o/a Circadian Group), wherein Circadian Group will provide our company with investor relations services for a period of 12 months.  As consideration  for the services, we will pay to Circadian Group $6,000 per month.

Effective February 11, 2013 we entered into a letter of engagement with Gultig Holdings Ltd., wherein Gultig Holdings will provide our company with consulting services for a period of 3 months.  As consideration for the consulting services, we have agreed to issue to Gultig Holdings 150,000 shares of our common stock.

Item 3.02	Unregistered Sales of Equity Securities

On February 19, 2013, we issued 100,000 shares of our common stock to Dykes Geologic pursuant to the terms of the agreement dated January 31, 2013 and 150,000 shares of our common stock to Gultig Holdings. We issued the securities to two (2) non U.S. persons (at that term as defined in Regulation S of the Securities Act of 1933), relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits
10.1	Agreement dated January 31, 2013 between our company and Dykes Geologic Systems Limited.
10.2	Letter of Credit dated February 2, 2013.
10.3	Letter of Engagement dated February 11, 2013 between our company and 830012 Ontario Ltd. (o/a Circadian Group)
10.4	Letter of Engagement dated February 11, 2013 between our company and Gultig Holdings Ltd.
10.5	News Release dated February 19, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US TUNGSTEN CORP.
/s/ Matthew Markin
Matthew Markin
President and Director
Date:	February 19, 2013